UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2005

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA  01746
(Address of Principal Executive Offices)  (Zip Code)

(508) 893-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, Harvard Bioscience, Inc. (the “Company”) entered into employment agreements with each of Susan M. Luscinski and Bryce Chicoyne, Chief Operating Officer and Chief Financial Officer, respectively.  Each agreement is initially for a period of one year; however the agreements automatically extend for an additional year on each anniversary date unless either party has given notice, not less than 90 days prior to such date, that it does not wish to extend the agreement. The current terms of these agreements will expire in December 2006 unless extended automatically or otherwise.  Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive.  Under their respective employment agreements, the initial annual salary for Ms. Luscinski is $235,000 and the initial annual salary for Mr. Chicoyne is $175,000.  These salary amounts are re-determined annually by the Compensation Committee.  The agreements require our executive officers to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason.  Each agreement also provides for certain payments and benefits for an executive officer should his or her employment with the Company be terminated because of death or disability, by the executive for good reason or by the Company without cause, as further defined in the agreements.  In general, in the case of a termination by the executive officer for good reason, or by the Company without cause, the executive officer will receive up to one year’s salary and bonus, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next 12 months.  Upon a change of control, as defined in the agreements, the executive officer is eligible for payment of up to one year’s salary and bonus, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock.

On December 16, 2005 Union Biometrica, Inc., a subsidiary of the Company, entered into a letter agreeement with its president, David Strack, relating to a change in control of Union Biometrica, which is part of the Company’s Capital Equipment Business Segment.  The letter agreement requires Union Biometrica to give the executive six-months notice of any termination of his employment without cause which occurs within twelve months of the effective date of the change of control of Union Biometrica and provides that all of his outstanding stock options will vest immediately upon a change of control of Union Biometrica; provided that he remains an employee until such change of control occurs.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Form of Employment Agreement with Susan M. Luscinski and Bryce Chicoyne
99.2	Summary of significant terms for each Employment Agreement filed as Exhibit 99.1
99.3	Letter Agreement between Union Biometrica, Inc. and David Strack dated December 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 21, 2005	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer